Exhibit 99

FORWARD-LOOKING STATEMENTS

Information provided by Arvin from time to time, including statements in Arvin's Annual Report on Form 10-K and in documents that are incorporated by reference in the Annual Report on Form 10-K, may constitute forward-looking statements, as that term is defined in the Securities Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning Arvin's anticipated financial performance, business prospects, technological developments, Year 2000 plans and risks, new products, research and development activities and similar matters, including the effect of recent acquisitions. These forward-looking statements generally are accompanied by words such as "believes," "anticipates," "expects," "estimates," "should," "planned," "outlook," "goal" and "on target" or similar expressions. You should understand that forward-looking statements are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements.

Risks and uncertainties that may affect the operations, performance and results of Arvin's business include the following:

(1) general economic and competitive conditions in the markets and countries in which Arvin operates;

(2) strikes or other work stoppages affecting Arvin or its major customers or suppliers;

(3) the level of consumer demand for new vehicles equipped with Arvin's products;

(4) Arvin's ability to continue to control and reduce its costs of production;

(5) the level of consumer demand for Arvin's replacement products, which varies based on such factors as the severity of winter weather and the age of automobiles in Arvin's markets, as well as general economic conditions;

(6) the impact on demand for Arvin's replacement products of prior improvements in original equipment product quality;

(7) Arvin's ability to integrate recently acquired businesses in a timely and cost-effective manner;

(8) the effect of changes in the distribution channels for replacement products;

(9)  the effect of technological change;

(10) the risks inherent in international operations and joint ventures;

(11) the strength of the U.S. dollar against currencies of other countries where Arvin operates; and

(12) changes in financial markets affecting Arvin's financial structure and its cost of capital and borrowed money.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statement. Arvin does not intend to update forward-looking statements.

                                       79